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                                                                    EXHIBIT 99.1

          ACCRUE SOFTWARE APPOINTS ICPLANET EXECUTIVE, JEFFREY WALKER,
                              AS PRESIDENT AND CEO

                   Former Brio Technology President and CEO,
                 Yorgen Edholm, Joins Accrue Board of Directors

FREMONT, CALIF. MARCH 13, 2001 - Accrue Software, Inc. (Nasdaq: ACRU), a leading provider of enterprise analytical eCRM solutions, today announced that it has appointed Jeffrey Walker to the position of President and CEO. In addition, the company announced that former Brio Technology president, CEO, and co-founder, Yorgen Edholm, as well as Walker, will be joining Accrue's a member of the board of directors.

Walker will leverage his 20-plus years of information technology and management consulting experience to help drive the strategic direction and overall growth of the company.

"Accrue has all the elements of a successful analytic solutions company -- superior technology, a strong management team and marquee customer names," said Jeffrey Walker, president and CEO of Accrue. "I am thrilled to have been chosen to lead the company into its next phase of growth."

As the former president, CEO and co-founder of Brio Technology, Edholm -- a newly appointed board member -- will provide strategic counsel to Accrue. Edhom's extensive analytical technology experience and overall business expertise in building successful high-growth technology companies will help strengthen Accrue's market success.

"Both Walker and Edholm bring extensive industry experience to our senior management team," said Robert Smelick, Accrue chairman of the board. "The addition of these seasoned professionals will only add to the continued success of Accrue. I'm delighted that they are both on board."

ABOUT JEFFREY WALKER, PRESIDENT AND CEO OF ACCRUE

Most recently, Walker was CEO of ICplanet, an Internet marketplace connecting businesses and independent consultants across a wide variety of job specialties. Prior to ICplanet, Walker was vice president and managing director of Computer Sciences Corporation's (CSC) Consulting group where he focused on e-business strategies for start-ups, spin-offs, and corporate clients. Walker has also served as president of Planmetrics, a consulting firm focused on growth and marketing strategies for the energy industry.

ABOUT YORGEN EDHOLM, MEMBER OF ACCRUE BOARD OF DIRECTORS

Yorgen Edholm was the president, CEO and co-founder of Brio Technology where he helped grow the company to $150 million in annual sales and over 700 employees. Today, Brio Technology is a worldwide leading provider of business intelligence and analytic solutions. Prior to Brio Technology, Edholm was a consultant working for companies such as PepsiCo, Procter & Gamble, General Mills, Kraft Foods and Mobil Chemical. Edholm also worked for Arthur Young & Company, where he co-founded the company's Decision Support Practice.

ABOUT ACCRUE SOFTWARE

Accrue Software is the leading provider of e-business analytic solutions for optimizing visitor response to Web-based campaign, content, commerce, and affiliate initiatives. Accrue's complete line of analytic applications offers the ability to target the most profitable customers by understanding behavior and purchasing trends for various visitor segments: Converting Clicks to Customers (TM).

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Accrue Software was founded in 1996 and has its headquarters in Fremont, Calif., regional sales offices throughout the US, and an international office in London, England. Accrue has strategic partnerships with Art Technology Group, ABC Interactive, BroadVision, DoubleClick, Epicentric, IBM, Informix, JDA, MarketFirst, Open Market, Oracle, Unica, Vignette, and Xchange. Accrue Software can be reached at 1-888-4ACCRUE or 510-580-4500 and at www.accrue.com.

Accrue, Accrue Insight, Hit List, Decision Series and Pilot Software are trademarks of Accrue Software, Inc. All other trademarks are the sole property of their respective owners.

Except for the historical information contained herein, the matters discussed in the news release, including projections of future revenues and earnings, are forward-looking statements that involve risks and uncertainties that could cause actual results, future revenues or earnings to differ materially from those in such forward-looking statements. These forward-looking statements are made only as of the date of this press release, and Accrue undertakes no obligation to update or revise the projections of revenue and earnings, or the other forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, you should not place undue reliance on these projections of future revenue and earnings, and other forward-looking statements. Potential risks and uncertainties include, without limitation, the Company's limited operating history, history of losses, fluctuations in operating results, competition in the eBusiness analysis market, reliance on sales from a limited number of products for its revenue, reliance on expanding sales operations and distribution channels and potential difficulties associated with the integration of the personnel, operations and products of Marketwave, NeoVista and Pilot with Accrue's personnel, operations and products. These and other risk factors are described in detail in the Company's Registration Statement on Form S-1, and in the Company's other filings which are on file with the Securities and Exchange Commission (www.sec.gov).

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Contacts:
Greg Walker
Chief Financial Officer
(510) 580-4500
gwalker@accrue.com

Jill Fatzinger
Investor Relations
Thomson Financial/Carson
(415) 617-2565
jill.fatzinger@tfn.com


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